FOR IMMEDIATE RELEASE

CONTACTS:
                HEIDI BOIE                    Daniel Pess
                HARPELL                       QueryObject Systems Corporation
                978-889-1453                  516-228-8500 x123
                hboie@harpell.com             dpess@queryobject.com

              QUERYOBJECT SIGNIFICANTLY REDUCES STAFF AND EXPENSES

ROSYLN HEIGHTS, N.Y. - OCTOBER 25, 2001 - QueryObject Systems Corporation (AMEX:
OBJ),  announced today that it has laid off a significant  portion of its staff, and that of its operating subsidiary  INTERNETQueryObject  Corporation, in order to conserve  cash.  The company is exploring a number of options  including  the sale of all or part of its assets.  The company  has  experienced  a drop-off in sales  activities  since early  September and has not been successful in raising the additional  capital necessary to continue  operating in the current economic climate.

                                      ####

QueryObject  System  is a  registered  trademark  and  QueryObject,  QueryObject
Analyzer,  INTERNETQueryObject,   IQO,  QueryObjectEXCHANGE  and  QOXCHANGE  are
trademarks  of  QueryObject  Systems  Corporation.   All  other  trademarks  and
registered  trademarks  referenced  in this  document  are the property of their respective holders.

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors  created  hereby.  Investors are cautioned  that all forward-looking  statements  involve risks and  uncertainty,  including  without limitation,  the Company's  ability to sell all or part of its assets.  Although the  Company  believes  that  the  assumptions  underlying  the  forward-looking statements  contained  herein are reasonable,  any of the  assumptions  could be inaccurate,  and therefore,  there can be no assurance that the  forward-looking statements included in this press release will prove to be accurate. In light of
the  significant  uncertainties  inherent  in  the  forward-looking   statements
included herein,  the inclusion of such information  should not be regarded as a representation  by the Company or any other person that the objectives and plans of the Company will be achieved.